PROJECT JADE: SPECIAL COMMITTEE DISCUSSION MATERIALS
November 4, 2010
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Exhibit (c)(7)

Confidential
RETURN OF CAPITAL ANALYSIS FRAMEWORK
Cash Position Today
Future Cash Flow Profile
Optimal Balance Sheet /
Capital Structure
Timing
Return Of Capital
Cost And Risk Of Having
Less Cash / Financial
Flexibility
Consistent With
Shareholder Value-Creation
Mechanism
Amount

Confidential
RETURN OF CAPITAL ALTERNATIVES
Jade will have over $375MM in cash on hand at FYE 2010 and an undrawn credit facility of $200MM
(1)
The Current Plan contemplates significant free cash flow generation even after capital expenditures and increases in
SG&A related to infrastructure improvements
–
Free cash flow growing from $150MM in FY2011E to $326MM in FY2015E
–
Cash balance grows from $376MM at FYE2010 to $1.6Bn at FYE2015
–
No draw on credit facility through FYE 2015
Current Plan also contemplates a deceleration of EPS growth from ~20% to low to mid teens growth
Jade could return capital to shareholders without meaningfully increasing financial risk or altering the investment and growth plan contemplated by the Current Plan
–
Return a portion of excess cash and future free cash flow without debt incurrence
–
Create value for shareholders by distributing inefficient balance sheet cash while continuing to execute against a robust growth plan
–
Combination of a dividend and buyback would be attractive to both Company and shareholders
•
Target 2% current dividend yield
•
$200MM - 300MM buyback
Accelerated buyback near-term
Broad authorization for longer-term purchases
Prior to any decision on a return of capital alternative, we would need to do additional work on financial sensitivities to stress test specific distribution amounts against variances in the Current Plan
Note: (1) Subject to availability under borrowing base

Confidential
RETURN OF CAPITAL ALTERNATIVES (CONTINUED)
Dividend
–
Positive attributes
•
Goes to all shareholders pro rata; no change to ownership
•
Not subject to market price or any transaction, once authorized and declared, payment follows without any action by shareholders
•
Bullish signal from Company about financial strength and confidence in future cash flow generation
•
May attract yield oriented investors
•
Sets a policy and is more predictable than share repurchases – gets more market credit vs. a broad buyback authorization
•
Given current interest rate on free cash, dividend distribution is neutral to earnings and delivers incremental value to shareholders
–
Considerations
•
Less flexibility than share repurchase, once initiated becomes an expectation by shareholders
•
Signals that management cannot invest the cash in a timely manner or at a rate of return that justifies keeping the cash
•
Give up some degree of financial flexibility as a portion of current cash and future free cash flow is returned to shareholders
•
Dividend paying retailers typically do not trade at a premium to non-dividend retailers
•
Shareholders in Jade are growth oriented, however investors have asked about intended use of excess cash
•
Some fund managers may not want the cash, want growth and don’t want to make a reinvestment decision
•
Neutral to EPS vs. accretive share repurchases
•
Mechanism: special, one-time dividend or initiation of a dividend policy

Confidential
RETURN OF CAPITAL ALTERNATIVES (CONTINUED)
Buyback
–
Positive attributes
•
Given current interest rate on cash, accretive to EPS
•
Allows shareholders to decide if they want a return of capital, not necessarily pro rata
•
Provides flexibility; not a firm commitment to buy shares vs. a dividend, which is a commitment to distribute cash
•
Signal that Company and management believe the stock is undervalued, generally viewed as bullish
–
Considerations
•
Requires a transaction, so there’s some execution risk
•
Requires shareholders to make an investment decision
•
May reward existing shareholders if done at a premium to market or if price falls after a repurchase
•
CEO participation necessary to avoid increase in his ownership
•
What is the best share buyback mechanism?
Authorization
Accelerated share repurchase (ASR)
Tender at fixed price
Dutch auction

Confidential
SHARE BUYBACK MECHANISMS
Mechanism Description
ACCELERATED
SHARE
REPURCHASE
Forward contract entered
into where company
purchases shares at a fixed
purchase price from a
broker dealer
Guarantees certain number of shares at announcement – element of certainty
Higher cost in terms of buyback price and effective fee
Ensuring CEO participation more complicated
May have limits on volume depending on appetite of broker-dealer
Impact of hedging or trading activity by broker-dealer
TENDER
Fixed price for up to a fixed
number of shares
No assurance that any shares will be repurchased
Likely requires a premium to market
Can be done in greater volume and at the same time vs. open market authorization
Know your price vs. Dutch Auction
Need CEO to commit to tender pro rata, otherwise his ownership increases
Typically used for larger size and when there is a competing transaction
More transparent for shareholders, perceived to be more fair than open market or ASR
DUTCH AUCTION Fixed share amount and at
a range of prices with a final
fixed price for all shares set
by the market
No assurance that any shares will be repurchased
Likely requires a premium to market
Don’t know price until expiration date
Heavier burden on company for execution
Typically used when there is a competing transaction
Some benefit to market determining the price
More transparent for shareholders, perceived to be more fair than open market or ASR
AUTHORIZATION Fixed dollar amount
Shares bought over time
and in open market
purchases as determined
by company and
management
No assurance that any shares will be repurchased
Usually done at market prices
Volume subject to SEC regulations
Lowest reward from the market
Need CEO participation to avoid increase in his ownership
Considerations

Confidential
CURRENT PLAN: FINANCIAL SUMMARY
Source: 10/20/2010 Jade Management projections. Jade’s current $200MM revolving credit facility would remain fully undrawn in the above case.  Assumes that at or before maturity on 5/4/2013, facility would be refinanced at same terms as current facility. Borrowing base calculated as 90% of credit card receivables plus 85% of inventory plus real property minus reserves. Under current facility and under certain conditions, maximum size of
$200MM can be expanded to $250MM
Note: (1) Assumes rent grows at same rate as EBITDA for projected years. Rent expense capitalized at 8.0x for calculation of adjusted debt
(US$ in MM, except per share amounts)
(1)
(1)
Fiscal Year FY2010A FY2011E FY2012E FY2013E FY2014E FY2015E
EBITDA $293 $335 $381 $434 $495 $563
Stock Based Compensation 15 17 20 21 21 21
Changes in Inventory (26) (23) (28) (30) (31) (36)
Capex (55) (85) (101) (68) (68) (66)
Interest, Taxes and Other (99) (94) (96) (113) (135) (156)
Free Cash Flow $127 $150 $175 $244 $282 $326
Ending Cash Balance $376 $526 $701 $945 $1,227 $1,553
Cash Per Share $5.71 $7.92 $10.38 $13.74 $17.54 $21.82
Revolver Facility Size 200 200 200 200 200 200
Key Statistics
EPS $2.18 $2.50 $2.81 $3.20 $3.64 $4.14
% Growth 14.8% 12.5% 13.6% 13.8% 13.8%
Debt / EBITDA 0.0x 0.0x 0.0x 0.0x 0.0x 0.0x
Adjusted Debt / EBITDAR 1.9x 1.9x 1.9x 1.9x 1.9x 1.9x
EBITDA / Interest 179.4x 334.7x 380.8x 434.3x 495.1x 563.1x
EBITDA / (Interest + Rent Expense) 4.1x 4.1x 4.1x 4.2x 4.2x 4.2x

Confidential
0.0x
0.2x
0.0x 0.0x 0.0x 0.0x
0.3x
0.1x
0.0x
0.3x
0.0x
1.6x
0.0x 0.0x
0.0x
0.8x
0.3x
0.0x
0.1x
0.0x
2.0x
4.0x
6.0x
8.0x
Jade A&F Chico's Urban
Outfitters
Aero
postale
Bebe Coldwater
Creek
Dress
Barn
Ann Taylor Talbots Children's
Place
Limited
Brands
American
Eagle
The Gap Guess? Carter's Polo Coach Under
Armour
1.9x
3.2x
2.9x
6.3x
5.3x
4.3x
3.8x 3.8x
3.3x
3.2x
2.8x
2.0x
1.0x
0.8x
2.2x
2.3x
2.5x
1.5x
1.5x
Other Peers Median: 3.0x
Selected Peers Median: 2.2x
0.0x
2.0x
4.0x
6.0x
8.0x
Jade A&F Chico's Urban
Outfitters
Aero
postale
Bebe Coldwater
Creek
Dress
Barn
Ann Taylor Talbots Children's
Place
Limited
Brands
American
Eagle
The Gap Guess? Carter's Polo Coach Under
Armour
DEBT CAPITALIZATION VS. PEERS
Source: Company Filings, Factset, IBES consensus.  Jade earnings based on 10/20/2010 Jade Management projections
Note: (1) Assumes annual rent expense capitalized at 8.0x
Selected Peers Other Peers Jade
DEBT/2010E EBITDA
ADJUSTED DEBT/2010E EBITDAR (1)

URBAN OUTFITTERS	Abercrombie &Fitch	AÉROPOSTALE	chico's

Confidential
SIZING UP THE CAPITAL STRUCTURE
Source: Company filings, FactSet, 10/20/2010 Jade Management projections
Note: (1) Based on most recent filings
(US$ in MM, except per share amounts)
(1)
Jade  Selected Peers
Company (FYE 2010)
Cash $376 $245 $614 $297 $18
Debt $0 $0 $76 $0 $0
Capitalized Leases at 8.0x 736 1,024 2,499 877 1,293
Adjusted Total Debt $736 $1,024 $2,575 $877 $1,293
Market Capitalization (Equity) $2,190 $5,325 $4,174 $2,217 $1,765
Total Capitalization $2,926 $6,348 $6,749 $3,095 $3,058
% Adjusted Debt 25% 16% 38% 28% 42%
% Equity 75% 84% 62% 72% 58%
Cash as % of:
Market Capitalization (Equity) 17.2% 4.6% 14.7% 13.4% 1.0%
Total Capitalization 12.9% 3.9% 9.1% 9.6% 0.6%

Confidential
PEER DIVIDEND YIELD AND PAYOUT RATIO
Source: Company Filings, Factset, Jade earnings based on IBES consensus
Selected Peers Other Peers Jade
FY2011E DIVIDEND PAYOUT RATIO
0.0%
1.6% 1.6%
2.6%
2.1%
2.0%
1.6%
1.5%
1.2%
0.3%
0.0% 0.0% 0.0% 0.0% 0.0% 0.0% 0.0% 0.0% 0.0%
Other Peers Median: 1.6%
Selected Peers Median: 1.6%
0.0%
1.0%
2.0%
3.0%
Jade Chico's A&F Urban
Outfitters
Aero
postale
American
Eagle
The Gap Limited
Brands
Guess? Bebe Coach Polo Under
Armour
Dress BarnCarter's Children'sColdwater
Place Creek
Talbots Ann Taylor
0.0%
27.7%
36.1%
21.3%
28.8%
19.3%
66.7%
20.8%
5.7%
0.0% 0.0% 0.0% 0.0%
19.0%
0.0% 0.0% 0.0% 0.0% 0.0%
Other Peers Median: 21.3% Selected Peers Median: 23.4%
0.0%
25.0%
50.0%
75.0%
Jade Chico's A&F Urban
Outfitters
Aero
postale
American
Eagle
The Gap Limited
Brands
Guess? Bebe Coach Polo Under
Armour
Dress BarnCarter's Children'sColdwater
Place Creek
Talbots Ann Taylor
DIVIDEND YIELD (BASED ON FY2011E DIVIDEND PER SHARE)
0.01% 0.03% 0.01% 0.08% 0.08% 0.25% 0.19% 0.28% 0.10% 3.43% 0.39% 0.05% 0.17% 0.05% 0.04% 0.04% 0.05% 0.22% 0.05%
Yield Investors as
% Shareholders

Confidential
ANALYSIS OF ILLUSTRATIVE DIVIDEND INITIATION
Source: 10/20/2010 Jade Management projections
Note: Jade’s current $200MM revolving credit facility would remain fully undrawn in the above case.  Assumes that at or before maturity on 5/4/2013, facility would be refinanced at same terms as current facility.
Borrowing base calculated as 90% of credit card receivables plus 85% of inventory plus real property minus reserves. Under current facility and under certain conditions, maximum size of $200MM can be expanded to
$250MM.  Assumes 0.15% cost of cash
Dividend at 2.0% Yield
Fiscal Year 2010 FY2011E FY2012E FY2013E FY2014E FY2015E
Current Plan EPS $2.18 $2.50 $2.81 $3.20 $3.64 $4.14
Pro Forma EPS $2.18 $2.50 $2.81 $3.20 $3.64 $4.14
% Growth 14.8% 12.5% 13.6% 13.8% 13.8%
Implied Share Value at 14.0x $35.01 $39.38 $44.73 $50.89 $57.90
Present Value of Share Price at 13.0% Discount Rate $32.94 $32.78 $32.95 $33.18 $33.41
Yield 2.0% 2.0% 2.0% 2.0% 2.0%
Dividend Per Share (Future Value) $0.70 $0.79 $0.89 $1.02 $1.16
Total Dividends Paid (Future Value) $46 $53 $62 $71 $82
Total Implied Present Value at 13.0% Discount Rate $33.60 $34.10 $34.93 $35.82 $36.71
Payout Ratio 28.0% 28.0% 28.0% 28.0% 28.0%
Free Cash Flow $103 $122 $182 $211 $243
Ending Cash Balance 479 601 784 994 1,237
(US$ in MM, except per share amounts)

Confidential
RECENT RETAIL INDUSTRY DIVIDEND INITIATION ANNOUNCEMENTS
Source: Factset, CapitalIQ, Company filings
Notes: (1) Based on next twelve months consensus EPS at time of announcement
(2) At announcement date
(3) Relative to S&P500
(4) Adjusted for 2 for 1 stock split
(4)
DIVIDEND ANNUALIZED
RELATIVE PRICE PERFORMANCE (3)
COMPANY
ANNOUNCEMENT
DATE
DIVIDEND PER
SHARE
YIELD AT
ANNOUCEMENT
PAYOUT RATIO AT
ANNOUNCEMENT
(1)
LT GROWTH
RATE (2) 1-DAY 1-MONTH 6-MONTHS
Apr-10 $0.28 3.6% 98.2% 13.5% 10.7% (3.2%) (14.0%)
Feb-10 0.16 1.2% 20.8% 15.0% (1.2%) (5.6%) (35.1%)
Apr-09 0.30 1.4% 12.9% 15.0% 12.6% 25.4% 56.4%
Feb-07 0.24 0.6% 8.0% 16.0% 12.0% 10.6% 31.2%
MEAN
1.7% 35.0% 14.9% 8.5% 6.8% 9.6%
MEDIAN
1.3% 16.9% 15.0% 11.4% 3.7% 8.6%
Potential Jade 2.0% 28.0% 15.2%

Confidential
RECENT RETAIL INDUSTRY DIVIDEND INITIATION ANNOUNCEMENTS (CONTINUED)
Source: Company filings, Wall Street research
COMPANY DATE COMMENTARY
Apr-10
"On the stock, we expect a nicely positive reaction to the dividend and sales news tomorrow, and we are becoming more optimistic that a rising tide of teen spending will also lift Hot Topic’s boat." - William Blair
Feb-10
"We are also positive on CHS’s decision to initiate a new cash dividend of $0.04 a share likely yielding a return to shareholders of ~$30mm annually." - Citigroup
"The dividend announcement highlights management’s confidence in CHS’s financial condition and cash flow generation." -
Susquehanna
Apr-09
"Management introduced a 30c annual dividend with today's results and repurchased $50m of stock in the quarter. These events signal management's confidence in the company's liquidity, balance sheet, cash flow generation and long-term outlook." -
Jefferies
"Coach initiated an annual dividend of $0.30 per share to convey financial strength and increase shareholder return." - Bank of
America ML
"COH announced an annual cash dividend of $0.30 per share. We believe this is a good use of cash, and remain confident that the Company's balance sheet strength will be able to support the dividend along with continued share repurchases." - Thomas
Weisel Partners
Feb-07
"The company also initiated a quarterly dividend of $0.12 per share, further evidence of the company’s strong financial position"
CIBC

Confidential
SHAREHOLDER BASE BY INVESTMENT STYLE
55.52%
42.56%
23.86%
47.93%
49.17%
23.83%
22.00%
38.61%
17.64%
30.07%
10.57%
22.38%
22.18%
21.61%
8.69%
10.07%
13.05%
15.27%
12.79% 11.99%
0.01% 0.01% 0.08% 0.03% 0.08%
0%
20%
40%
60%
80%
100%
Jade Abercombie & Fitch Aeropostale Chico's Urban Outfitters
Growth GARP Value Index Yield
Source: Factset
Notes: (1) Includes Growth and Aggressive Growth
(2) Includes Value and Deep Value
(1) (2)

Confidential
ANALYSIS OF ILLUSTRATIVE SHARE BUYBACK
$250MM BUYBACK EXECUTED IN FY2010
Source: 10/20/2010 Jade Management projections
Note: Jade’s current $200MM revolving credit facility would remain fully undrawn in the above case. Assumes that at or before maturity on 5/4/2013, facility would be refinanced at same terms as current facility.
Borrowing base calculated as 90% of credit card receivables plus 85% of inventory plus real property minus reserves. Under current facility and under certain conditions, maximum size of $200MM can be expanded to
$250MM.  Assumes 0.15% cost of cash
(US$ in MM, except per share amounts)
Fiscal Year FY2010E FY2011E FY2012E FY2013E FY2014E FY2015E
Share Repurchase Amount $250 $0 $0 $0 $0 $0
Share Repurchase Price at 15% Premium $36.93 $44.79 $50.29 $57.03 $64.78 $73.59
Shares Acquired (MM) 6.8 0.0 0.0 0.0 0.0 0.0
% of Shares Outstanding 10% 0% 0% 0% 0% 0%
Current Plan EPS $2.18 $2.50 $2.81 $3.20 $3.64 $4.14
% Growth 14.8% 12.5% 13.6% 13.8% 13.8%
Pro Forma EPS $2.43 $2.78 $3.12 $3.54 $4.02 $4.57
% Accretion 11.5% 11.2% 11.0% 10.8% 10.6% 10.4%
% Growth 14.6% 12.3% 13.4% 13.6% 13.6%
Implied Share Value at 14.0x $33.99 $38.95 $43.73 $49.59 $56.33 $63.99
Remaining Equity Value (90%) $30.50 $38.95 $43.73 $49.59 $56.33 $63.99
Buyback Value (10%) 3.80 0.00 0.00 0.00 0.00 0.00
Total Blended Value $34.29 $38.95 $43.73 $49.59 $56.33 $63.99
Present Value at 13.0% Discount Rate 34.29 36.64 36.40 36.54 36.73 36.92
Free Cash Flow ($123) $149 $175 $244 $282 $325
Ending Cash Balance 126 276 451 694 976 1,302
$250MM Buyback Executed In FY2010 (14.0x Multiple, 15% Premium)

Confidential
ANALYSIS OF ILLUSTRATIVE SHARE BUYBACK
$250MM BUYBACK EXECUTED FY2011 – FY2015
Source: 10/20/2010 Jade Management projections
Note: Jade’s current $200MM revolving credit facility would remain fully undrawn in the above case. Assumes that at or before maturity on 5/4/2013, facility would be refinanced at same terms as current facility.
Borrowing base calculated as 90% of credit card receivables plus 85% of inventory plus real property minus reserves. Under current facility and under certain conditions, maximum size of $200MM can be expanded to
$250MM.  Assumes 0.15% cost of cash
(US$ in MM, except per share amounts)
Fiscal Year FY2011E FY2012E FY2013E FY2014E FY2015E
Share Repurchase Amount $50 $50 $50 $50 $50
Share Repurchase Price at 0% Premium $35.77 $40.97 $47.26 $54.47 $62.66
Shares Acquired (MM) 1.4 1.2 1.1 0.9 0.8
% of Shares Outstanding 2% 2% 2% 1% 1%
Current Plan EPS $2.50 $2.81 $3.20 $3.64 $4.14
% Growth 14.8% 12.5% 13.6% 13.8% 13.8%
Pro Forma EPS $2.55 $2.93 $3.38 $3.89 $4.48
% Accretion 2.1% 4.0% 5.6% 7.0% 8.1%
% Growth 17.3% 14.5% 15.4% 15.3% 15.0%
Implied Share Value at 14.0x $35.77 $40.97 $47.26 $54.47 $62.66
Present Value at 13.0% Discount Rate $33.65 $34.10 $34.82 $35.51 $36.15
Free Cash Flow $100 $125 $194 $232 $275
Ending Cash Balance 476 601 795 1,027 1,302
$250MM Buyback Executed FY2011 – FY2015 (14.0x Multiple, No Premium)

Confidential
ANALYSIS OF ILLUSTRATIVE SHARE BUYBACK AND DIVIDEND INITIATION
$250MM BUYBACK EXECUTED FY2011 – FY2015, 2.0% DIVIDEND YIELD
Source: 10/20/2010 Jade Management projections
Note: Jade’s current $200MM revolving credit facility would remain fully undrawn in the above case. Assumes that at or before maturity on 5/4/2013, facility would be refinanced at same terms as current facility.
Borrowing base calculated as 90% of credit card receivables plus 85% of inventory plus real property minus reserves. Under current facility and under certain conditions, maximum size of $200MM can be expanded to
$250MM.  Assumes 0.15% cost of cash
(US$ in MM, except per share amounts)
Fiscal Year FY2011E FY2012E FY2013E FY2014E FY2015E
Share Repurchase Amount $50 $50 $50 $50 $50
Share Repurchase Price at 0% Premium $35.76 $40.95 $47.24 $54.44 $62.61
Shares Acquired (MM) 1.4 1.2 1.1 0.9 0.8
% of Shares Outstanding 2% 2% 2% 1% 1%
Current Plan EPS $2.50 $2.81 $3.20 $3.64 $4.14
% Growth 14.8% 12.5% 13.6% 13.8% 13.8%
Pro Forma EPS $2.55 $2.93 $3.37 $3.89 $4.47
% Accretion 2.1% 4.0% 5.5% 6.9% 8.0%
% Growth 17.3% 14.5% 15.3% 15.2% 15.0%
Implied Share Value at 14.0x $35.76 $40.95 $47.24 $54.44 $62.61
Present Value at 13.0% Discount Rate $33.64 $34.09 $34.80 $35.49 $36.12
Yield 2.0% 2.0% 2.0% 2.0% 2.0%
Dividend Per Share (Future Value) $0.72 $0.82 $0.94 $1.09 $1.25
Dividends Paid (Future Value) $46 $53 $61 $71 $82
Total Implied Present Value at 13.0% Discount Rate $34.32 $35.45 $36.85 $38.25 $39.61
Payout Ratio 28.0% 28.0% 28.0% 28.0% 28.0%
Free Cash Flow $53 $72 $132 $161 $193
Ending Cash Balance 429 501 633 794 987
$250MM Buyback Executed FY2011 – FY2015 (14.0x Multiple, No Premium), Dividend at 2.0% Yield

Confidential
RETURN ON EQUITY COMPARISON
Source: Company filings, FactSet, 10/20/2010 Jade Management projections
(US$ in MM, except per share amounts)
Return on Equity Comparison
FY2007A - FY2009A
Average FY2010E FY2011E FY2012E FY2013E FY2014E FY2015E
Current Plan
Net Income $143 $166 $190 $220 $254 $295
Book Value of Equity 537 720 929 1,170 1,445 1,761
Return on Equity 42.4% 26.7% 23.1% 20.5% 18.8% 17.6% 16.7%
Pro Forma Return on Equity
Ongoing Dividend at 2.0% Yield 26.7% 24.7% 23.0% 21.9% 21.0% 20.4%
One-Time Buyback ($250MM, 15% Premium) 50.1% 35.3% 28.0% 23.9% 21.3% 19.5%
5 Year Buyback ($250MM, No Premium) 26.7% 24.8% 22.9% 21.6% 20.4% 19.5%
26.7% 26.6% 26.0% 25.6% 25.1% 24.6%
5 Year Buyback ($250MM, No Premium),
Ongoing Dividend at 2.0% Yield

dressbarn

RadioShack.

chico's

Limitedbrands

GAP

AÉROPOSTALE

GYMBOREE

COACH

GUESS

TIFFANY & CO.

Confidential
RECENT RETAIL INDUSTRY SHARE REPURCHASE PROGRAM ANNOUNCEMENTS
Source: Factset, CapitalIQ, Company filings
Notes: (1) Includes cash and cash equivalents
(2) At announcement date
(3) Relative to S&P500
(4) Executed under $500MM share repurchase program authorized on 8/18/2010
RELATIVE PRICE PERFORMANCE
(3)
COMPANY DATE SIZE ($MM)
SIZE AS A % OF
MARKET CAP
SIZE AS A %
CASH
(1)
LT GROWTH
RATE
(2)
1-DAY 1-MONTH 6-MONTHS
Sep-10 100 5.3% 30.7% 12.0% (0.3%) (7.7%) NA
Aug-10 300 12.9% 32.1% 12.0% (2.4%) 3.0% NA
Aug-10 200 12.1% 41.0% 12.0% 9.8% 11.4% NA
Mar-10 200 2.5% 11.1% 12.0% 3.4% 7.2% 10.6%
Feb-10 1,000 7.1% 38.9% 12.0% 0.7% (3.1%) (12.1%)
Dec-09 250 12.5% 87.5% 11.0% 4.6% 22.7% 52.8%
Nov-09 40 3.2% 18.9% 11.0% 2.2% 2.8% 8.1%
Nov-09 225 5.0% 24.3% 11.0% 2.1% 10.5% 3.4%
Aug-08 1,000 10.5% 143.1% 15.0% 6.4% (2.0%) (8.7%)
Mar-08 200 5.9% 72.6% 15.0% 2.9% (4.9%) 27.5%
Jan-08 500 9.9% 127.8% 15.0% 3.4% (15.3%) 12.4%
MEAN
7.9% 57.1% 12.5% 3.0% 2.2% 11.7%
MEDIAN
7.1% 38.9% 12.0% 2.9% 2.8% 9.3%
(4)

RadioShack.

chico's

Limitedbrands

AÉROPOSTALE

GYMBOREE

RALPH LAUREN

Confidential
RECENT RETAIL INDUSTRY SHARE REPURCHASE PROGRAM ANNOUNCEMENTS (CONTINUED)
Source: Company filings, Wall Street research
COMPANY DATE COMMENTARY
Aug-10
"We favorably view management’s decision to increase shareholder returns through share repurchases, however we remain cautious as RSH’s non-wireless categories remain pressured." - Bank of America ML
Aug-10
"The newly authorized $200M share repurchase program is a notable positive to the stock, especially on the heels of a quarterly dividend initiation in February '10.
We believe the company's strong balance sheet, with $500m in net cash (>30% of market cap) and a ~10% FCF yield provide meaningful downside protection." -
Jefferies
"Chico’s announced that the Board has authorized a $200mn share repurchase program. With quarter-end cash and equivalents of $487mn ($2.73 per share) and projected F2010 free cash flow of $98mn, we view this buyback program favorably and are modeling $40mn in buybacks this year. The company has not bought back its stock since Q206." - Bank of America ML
Mar-10
"We expect the stock to react favorably near-term to news of a new share buyback authorization and special dividend. Of the two, we view the special dividend as the positive surprise." - Morgan Stanley
"We view the buyback and the dividend as a positive for the stock as they are a reflection of ongoing stabilization at Limited and management's commitment to return cash to shareholders." - Bank of America ML
Dec-09
"We view ARO's increased share repurchase authorization announced last night after the market close as an important indication that ARO's Board of Directors and management team remain confident in current business trends and the company's long-term positioning and growth potential. With the shares trading at a significant discount to the peer group average, and with our belief that investors are continuing to misinterpret the impact of y/y changes in calendar and promotional patterns, we remain buyers of the stock." - Longbow Research
"We suspect management is both looking to be opportunistic (their last buyback authorization in November 2007 proved well timed with shares up 46% in the subsequent 6 months) and send a message to investors on their confidence in the business." - Goldman Sachs
Nov-09
"We believe $40 million was a conservative start and still leaves ample cash for other strategic initiatives including store growth plans or, in time, additional share repurchase programs given our expectation of continued strong free cash flow of over $4.00 in CY10" - MKM Partners
"By announcing a stock repurchase of $40M over the next year (about 1M shares at the current price), GYMB’s board is sending a message of confidence to the markets in its ability to generate enough cash even in an economic downturn to invest in its core business and in its new avenues of growth as well as have a cushion for these tough times." - Carris & Co.
Nov-09
"We believe shares should trade higher on this news, as the increased buyback authorization provides another leg to power EPS acceleration as cash flow mounts." -
Goldman Sachs